Exhibit 99.1

Gryphon Gold Begins Production, Ships Loaded Carbon

October 15, 2011 - Gryphon Gold Corporation (GGN:TSX; GYPH:OTC.BB) is pleased to announce that it has completed its first production shipment of loaded carbon to Just Refiners, Inc. (“Just Refiners”) of Reno, Nevada. This first production shipment totaled 4.05 wet tons of carbon loaded with gold and silver. Final assays will be available upon settlement between Gryphon and Just Refiners.

“This is a major milestone event,” said John L. Key, President and CEO of Gryphon Gold. “We embarked with an aggressive timeline of breaking ground in June and having heap leach production in September. With the delivery of the first gold and silver loaded carbon shipment, we anticipate revenue in approximately four weeks.” The initial delivery of gold and silver loaded carbon is expected to be balanced toward heavier silver loading. Gryphon’s focus is to efficiently collect all of the precious metals without preference, resulting in higher tonnages of carbon being sold into the market.

“The shipment of gold and silver on carbon is expected to provide revenue to fund ongoing operations, immediate capital requirements and exploration,” added Key. “Gryphon plans an aggressive Borealis exploration program that will first concentrate on expanding the oxide heap leachable gold and silver ounces and then move to the balance of our 23.5 square mile property to increase our gold resource at Borealis”.

Gryphon made an initial shipment in September of 150 dry pounds of partially loaded carbon in September. This initial shipment allowed for the confirmation in procedures concerning shipment, receiving, sampling, assaying, security and settlement.

The fall drilling program at Borealis began in mid-September with plans to aggressively drill through the balance of 2011 and into the first quarter of 2012.

For further information please contact:

John L. Key, CEO and President
1-775-883-1456 jkey@gryphongold.com

Lisanna M. Lewis, Vice President, Treasurer, Investor Relations
1-604-261-2229 llewis@gryphongold.com

ABOUT GRYPHON GOLD:

Gryphon Gold is a Nevada-focused gold exploration company. The Company’s principal property is its Borealis gold project located in the Walker Lane gold belt of western Nevada.

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to statements relating to the Company’s plans to advance its Borealis Oxide Heap Leach Project; expectations related to shipping, delivery, sales and revenue from gold an d silver sales at the Borealis Oxide Heap Leach Project; assumptions related to revenue and ability to fund operations, capital requirements and exploration; assumptions related to gold grade and recoverability, success of exploration and drill programs and other statements relating to plans, estimates, objectives, and timing. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that additional financing for the development of the Borealis Oxide Heap Leach Project, may be required, and if so, may not be available on terms satisfactory to the Company if at all, risks associated with the start up of mining operations, and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Company’s annual report on Form 10-K, as filed with the SEC and Canadian securities regulatory authorities on June 30, 2011, and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.